Exhibit 99.1
Neal Goldner
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
Neal.Goldner@mvwc.com

Erica Ettori
Global Communications
Marriott Vacations Worldwide Corporation
407.513.6606
Erica.Ettori@mvwc.com
Marriott Vacations Worldwide (“MVW”) Reports First Quarter 2022 Financial Results
ORLANDO, Fla. – May 5, 2022 – Marriott Vacations Worldwide Corporation (NYSE: VAC) (the “Company”) reported first quarter 2022 financial results.
“Our start to 2022 was very strong, with first quarter adjusted EBITDA totaling $188 million and contract sales of $394 million, both exceeding pre-pandemic levels,” said Stephen P. Weisz, chief executive officer. “Vacations continue to play an infinitely more meaningful role in people’s lives, and with our resilient business model and portfolio of leading brands, we are well positioned for growth.”
First Quarter 2022 Highlights:
•Consolidated Vacation Ownership contract sales totaled $394 million in the first quarter of 2022; VPG remained strong at $4,706, slightly higher than the prior year quarter and up 9% sequentially.
•Net income attributable to common shareholders was $58 million, or $1.23 fully diluted earnings per share.
•Adjusted net income attributable to common shareholders was $81 million and adjusted fully diluted earnings per share was $1.70.
•Adjusted EBITDA was $188 million in the first quarter of 2022, 13% higher than 2019, as the Company continues to see a strong recovery in the business.
•During the first quarter of 2022, the Company returned approximately $168 million to shareholders, repurchasing nearly 765,000 shares of its common stock for $119 million at an average price per share of $156.50 and paying two quarterly dividends totaling $49 million.
•The Company amended its revolving corporate credit facility, increasing its borrowing capacity to $750 million and extending the maturity date to March 31, 2027.
•Subsequent to the end of the quarter, the Company closed on the sale of its VRI Americas business.
Vacation Ownership
Revenues excluding cost reimbursements increased 60% in the first quarter of 2022 compared to the prior year, reflecting improved performance from all of the Company's lines of business.
Segment financial results were $173 million in the first quarter of 2022 and Segment margin was 27%. Segment adjusted EBITDA increased $131 million to $199 million, with Segment adjusted EBITDA margin of 32%, over 1,400 basis points higher than the first quarter of 2021.

Marriott Vacations Worldwide Reports First Quarter 2022 Financial Results / 2
Exchange & Third-Party Management
Revenues excluding cost reimbursements increased 5% in the first quarter of 2022 compared to the prior year. Interval International active members increased 9% to 1.6 million and Average revenue per member decreased 6% compared to the prior year.
Segment financial results were $33 million in the first quarter of 2022 and Segment margin was 45%. Segment adjusted EBITDA was $43 million, an increase of $2 million compared to the prior year, with Segment adjusted EBITDA margin of 57%, roughly in line with the first quarter of 2021.
Corporate and Other
General and administrative costs increased $15 million in the first quarter of 2022 compared to the prior year as a result of higher salary costs due to reduced work week programs in the prior year, higher bonus expense, and a decrease in credits related to incentives under the CARES Act.
Balance Sheet and Liquidity
The Company ended the quarter with approximately $1.2 billion in liquidity, including $354 million of cash and cash equivalents, $120 million of gross notes receivable that were eligible for securitization, and $748 million of available capacity under its revolving corporate credit facility.
At the end of the first quarter of 2022, the Company had $2.7 billion of net corporate debt and $1.8 billion of non-recourse debt related to its securitized notes receivable.
Full Year 2022 Outlook (in millions, except per share amounts)
The Financial Schedules that follow reconcile the non-GAAP financial measures set forth below to the following full year 2022 expected GAAP results for the Company.
The Company is re-affirming guidance as reflected in the chart below for the full year 2022.

Income before income taxes attributable to common shareholders	$443	to	$483
Net income attributable to common shareholders	$317	to	$347
Earnings per share - diluted(1)	$6.85	to	$7.49
Net cash, cash equivalents and restricted cash provided by operating activities	$300	to	$309

Contract sales	$1,675	to	$1,775
Adjusted EBITDA	$860	to	$920
Adjusted pretax net income	$585	to	$645
Adjusted net income attributable to common shareholders	$424	to	$469
Adjusted earnings per share - diluted(1)	$9.13	to	$10.09
Adjusted free cash flow	$560	to	$640
(1) Earnings per share - diluted and Adjusted earnings per share - diluted increased from the previous guidance of $6.52 to $7.14 and $8.72 to $9.65, respectively, primarily from the impact of additional share repurchase activity through May 4, 2022.
Non-GAAP Financial Information
Non-GAAP financial measures, such as Adjusted net income or loss attributable to common shareholders, Adjusted EBITDA, Adjusted EBITDA margin, Segment adjusted EBITDA margin, Adjusted pretax net income, Adjusted fully diluted earnings or loss per share, Adjusted development profit, Adjusted development profit margin, and other adjusted financial measures, are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow.

Marriott Vacations Worldwide Reports First Quarter 2022 Financial Results / 3
First Quarter 2022 Financial Results Conference Call
The Company will hold a conference call on May 6, 2022 at 8:30 a.m. ET to discuss these financial results and provide an update on business conditions. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company's website at ir.mvwc.com. An audio replay of the conference call will be available for 30 days on the Company’s website.
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The Company has over 120 vacation ownership resorts and approximately 700,000 owner families in a diverse portfolio that includes some of the most iconic vacation ownership brands. The Company also operates exchange networks and membership programs comprised of nearly 3,200 affiliated resorts in over 90 nations, as well as provides management services to other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about expectations for future growth and projections for 2022, that are not historical facts. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess, such as: the effects of the COVID-19 pandemic, including reduced demand for vacation ownership and exchange products and services, volatility in the international and national economy and credit markets, worker absenteeism, quarantines or other government-imposed travel or health-related restrictions; the length and severity of the COVID-19 pandemic, including its short and longer-term impact on the demand for travel and on consumer confidence; the impact of the availability and distribution of effective vaccines on the demand for travel and consumer confidence; the effectiveness of available vaccines against variants of the COVID-19 virus; the pace of recovery following the COVID-19 pandemic or as effective treatments or vaccines become widely available; competitive conditions; the availability of capital to finance growth; the effects of steps we have taken and may continue to take to reduce operating costs and/or enhance health and cleanliness protocols at our resorts due to the COVID-19 pandemic; political or social strife, and other matters referred to under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and which may be discussed in our periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), any of which could cause actual results to differ materially from those expressed or implied herein. These statements are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
                    Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 1, 2022

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except VPG, tours, total active members, average revenue per member and per share amounts)
(Unaudited)
SUMMARY FINANCIAL INFORMATION

	Three Months Ended		Change %
	March 31, 2022	March 31, 2021
Key Measures
Total consolidated contract sales	$394	$226	75%
VPG	$4,706	$4,644	1%
Tours	78,505	45,871	71%
Total active members (000's)(1)	1,606	1,479	9%
Average revenue per member(1)	$44.33	$47.13	(6%)

GAAP Measures
Revenues	$1,052	$759	39%
Income (loss) before income taxes and noncontrolling interests	$90	$(36)	NM
Net income (loss) attributable to common shareholders	$58	$(28)	NM
Earnings (loss) per share - diluted	$1.23	$(0.68)	NM

Non-GAAP Measures **
Adjusted EBITDA	$188	$69	NM
Adjusted pretax income (loss)	$120	$(23)	NM
Adjusted net income (loss) attributable to common shareholders	$81	$(20)	NM
Adjusted earnings (loss) per share - diluted	$1.70	$(0.49)	NM

(1) Includes members at the end of each period for the Interval International exchange network only.

ADJUSTED EBITDA BY SEGMENT

	Three Months Ended		Change %
	March 31, 2022	March 31, 2021
Vacation Ownership	$199	$68	NM
Exchange & Third-Party Management	43	41	4%
Segment adjusted EBITDA**	242	109	NM
General and administrative	(54)	(40)	(35%)
Consolidated property owners’ associations(1)	—	—	NM
Adjusted EBITDA**	$188	$69	NM

(1) Prior year amounts eliminated to conform with our current year presentation.

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NM - Not meaningful

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021
REVENUES
Sale of vacation ownership products	$310	$163
Management and exchange	222	193
Rental	133	89
Financing	71	59
Cost reimbursements	316	255
TOTAL REVENUES	1,052	759
EXPENSES
Cost of vacation ownership products	60	40
Marketing and sales	182	109
Management and exchange	127	117
Rental	81	82
Financing	21	21
General and administrative	61	46
Depreciation and amortization	33	41
Litigation charges	3	3
Royalty fee	27	25
Cost reimbursements	316	255
TOTAL EXPENSES	911	739
Gains and other income, net	4	6
Interest expense	(27)	(43)
Transaction and integration costs	(28)	(19)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	90	(36)
(Provision for) benefit from income taxes	(32)	11
NET INCOME (LOSS)	58	(25)
Net income attributable to noncontrolling interests	—	(3)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$58	$(28)

EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$1.36	$(0.68)
Diluted	$1.23	$(0.68)

NOTE: Earnings (loss) per share - Basic and Earnings (loss) per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended March 31, 2022
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$310	$—	$—	$310
Management and exchange(1)
Ancillary revenues	54	1	—	55
Management fee revenues	42	10	(3)	49
Exchange and other services revenues	30	53	35	118
Management and exchange	126	64	32	222
Rental	122	11	—	133
Financing	71	—	—	71
Cost reimbursements(1)	327	9	(20)	316
TOTAL REVENUES	$956	$84	$12	$1,052

PROFIT
Development	$68	$—	$—	$68
Management and exchange(1)	72	31	(8)	95
Rental(1)	32	11	9	52
Financing	50	—	—	50
TOTAL PROFIT	222	42	1	265

OTHER
General and administrative	—	—	(61)	(61)
Depreciation and amortization	(22)	(9)	(2)	(33)
Litigation charges	(3)	—	—	(3)
Royalty fee	(27)	—	—	(27)
Gains and other income, net	3	—	1	4
Interest expense	—	—	(27)	(27)
Transaction and integration costs	—	—	(28)	(28)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	173	33	(116)	90
Provision for income taxes	—	—	(32)	(32)
NET INCOME (LOSS)	173	33	(148)	58
Net income attributable to noncontrolling interests(1)	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$173	$33	$(148)	$58
SEGMENT MARGIN(2)	27%	45%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, which represents the portion related to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s Net income (loss) attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended March 31, 2021
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$163	$—	$—	$163
Management and exchange(1)
Ancillary revenues	28	—	—	28
Management fee revenues	38	5	(6)	37
Exchange and other services revenues	28	55	45	128
Management and exchange	94	60	39	193
Rental	77	12	—	89
Financing	59	—	—	59
Cost reimbursements(1)	268	14	(27)	255
TOTAL REVENUES	$661	$86	$12	$759

PROFIT
Development	$14	$—	$—	$14
Management and exchange(1)	59	29	(12)	76
Rental(1)	(19)	12	14	7
Financing	38	—	—	38
TOTAL PROFIT	92	41	2	135

OTHER
General and administrative	—	—	(46)	(46)
Depreciation and amortization	(19)	(20)	(2)	(41)
Litigation charges	(3)	—	—	(3)
Restructuring	(1)	—	1	—
Royalty fee	(25)	—	—	(25)
Gains and other income, net	—	—	6	6
Interest expense	—	—	(43)	(43)
Transaction and integration costs	—	—	(19)	(19)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	44	21	(101)	(36)
Benefit from income taxes	—	—	11	11
NET INCOME (LOSS)	44	21	(90)	(25)
Net income attributable to noncontrolling interests(1)	—	—	(3)	(3)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$44	$21	$(93)	$(28)
SEGMENT MARGIN(2)	11%	29%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, which represents the portion related to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s Net income (loss) attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021
Net income (loss) attributable to common shareholders	$58	$(28)
Provision for (benefit from) income taxes	32	(11)
Income (loss) before income taxes attributable to common shareholders	90	(39)
Certain items:(1)
Litigation charges	3	3
Gains and other income, net	(4)	(6)
Transaction and integration costs	28	19
Purchase price adjustments	3	—
Adjusted pretax income (loss) **	120	(23)
(Provision for) benefit from income taxes	(39)	3
Adjusted net income (loss) attributable to common shareholders**	$81	$(20)
Diluted shares(2)	47.9	41.4
Adjusted earnings (loss) per share - Diluted **	$1.70	$(0.49)

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) See further details on A-6.

(2) Diluted shares for the three months ended March 31, 2022 reflects the dilutive impact of the adoption of Accounting Standards Update 2020-06 – “Debt — Debt With Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (5 million shares assumed converted from our 2022 and 2026 Convertible Notes).

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$58	$(28)
Interest expense	27	43
Provision for (benefit from) income taxes	32	(11)
Depreciation and amortization	33	41
Share-based compensation	8	8
Certain items before income taxes:
Litigation charges	3	3
Gains and other income, net
Hurricane business interruption insurance claims	(3)	—
Foreign currency translation	(1)	(4)
Other	—	(2)
Transaction and integration costs	28	19
Purchase price adjustments	3	—
ADJUSTED EBITDA**	$188	$69

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT PROFIT
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021
Consolidated contract sales	$394	$226
Less resales contract sales	(9)	(5)
Consolidated contract sales, net of resales	385	221
Plus:
Settlement revenue	7	5
Resales revenue	4	2
Revenue recognition adjustments:
Reportability	(33)	(36)
Sales reserve	(29)	(14)
Other(1)	(24)	(15)
Sale of vacation ownership products	310	163
Less:
Cost of vacation ownership products	(60)	(40)
Marketing and sales	(182)	(109)
Development Profit	68	14
Revenue recognition reportability adjustment	24	26
Other(2)	4	—
Adjusted development profit **	$96	$40
Development profit margin	21.8%	8.4%
Adjusted development profit margin	28.3%	20.5%

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.
(2) Primarily includes purchase price adjustments for the three months ended March 31, 2022.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions)
(Unaudited)
VACATION OWNERSHIP SEGMENT ADJUSTED EBITDA

	Three Months Ended
	March 31, 2022	March 31, 2021
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$173	$44
Depreciation and amortization	22	19
Share-based compensation expense	1	1
Certain items:
Litigation charges	3	3
Gains and other income, net:
Hurricane business interruption net insurance proceeds	(3)	—
Purchase price adjustments	3	—
COVID-19 related restructuring	—	1
SEGMENT ADJUSTED EBITDA **	$199	$68
SEGMENT ADJUSTED EBITDA MARGIN **	32%	17%

EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT ADJUSTED EBITDA

	Three Months Ended
	March 31, 2022	March 31, 2021
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$33	$21
Depreciation and amortization	9	20
Share-based compensation expense	1	—
SEGMENT ADJUSTED EBITDA **	$43	$41
SEGMENT ADJUSTED EBITDA MARGIN **	57%	57%

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	Unaudited
	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$354	$342
Restricted cash (including $78 and $139 from VIEs, respectively)	296	461
Accounts receivable, net (including $12 and $12 from VIEs, respectively)	234	279
Vacation ownership notes receivable, net (including $1,661 and $1,662 from VIEs, respectively)	2,030	2,045
Inventory	693	719
Property and equipment, net	1,162	1,136
Goodwill	3,142	3,150
Intangibles, net	978	993
Other (including $74 and $76 from VIEs, respectively)	614	488
TOTAL ASSETS	$9,503	$9,613

LIABILITIES AND EQUITY
Accounts payable	$212	$265
Advance deposits	194	160
Accrued liabilities (including $2 and $2 from VIEs, respectively)	347	345
Deferred revenue	507	453
Payroll and benefits liability	214	201
Deferred compensation liability	136	142
Securitized debt, net (including $1,799 and $1,877 from VIEs, respectively)	1,779	1,856
Debt, net	2,751	2,631
Other	206	224
Deferred taxes	333	350
TOTAL LIABILITIES	6,679	6,627
Contingencies and Commitments (Note 11)
Preferred stock — $0.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 100,000,000 shares authorized; 75,721,548 and 75,519,049 shares issued, respectively	1	1
Treasury stock — at cost; 33,971,376 and 33,235,671 shares, respectively	(1,474)	(1,356)
Additional paid-in capital	3,945	4,072
Accumulated other comprehensive loss	4	(16)
Retained earnings	338	275
TOTAL MVW SHAREHOLDERS' EQUITY	2,814	2,976
Noncontrolling interests	10	10
TOTAL EQUITY	2,824	2,986
TOTAL LIABILITIES AND EQUITY	$9,503	$9,613
The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021
OPERATING ACTIVITIES
Net income (loss)	$58	$(25)
Adjustments to reconcile net income (loss) to net cash, cash equivalents and restricted cash provided by (used in) operating activities:
Depreciation and amortization of intangibles	33	41
Amortization of debt discount and issuance costs	5	11
Vacation ownership notes receivable reserve	29	14
Share-based compensation	8	8
Deferred income taxes	18	15
Net change in assets and liabilities:
Accounts receivable	45	51
Vacation ownership notes receivable originations	(205)	(108)
Vacation ownership notes receivable collections	188	165
Inventory	28	(26)
Other assets	(134)	(138)
Accounts payable, advance deposits and accrued liabilities	12	(30)
Deferred revenue	54	102
Payroll and benefit liabilities	13	31
Deferred compensation liability	(7)	(2)
Other liabilities	(3)	5
Deconsolidation of certain Consolidated Property Owners' Associations	—	(71)
Purchase of vacation ownership units for future transfer to inventory	(12)	(99)
Other, net	(1)	(4)
Net cash, cash equivalents and restricted cash provided by (used in) operating activities	129	(60)
INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(9)	(7)
Purchase of company owned life insurance	(4)	(1)
Dispositions, net	3	—
Net cash, cash equivalents and restricted cash used in investing activities	(10)	(8)
FINANCING ACTIVITIES
Borrowings from securitization transactions	102	—
Repayment of debt related to securitization transactions	(178)	(159)
Proceeds from debt	30	561
Repayments of debt	(30)	(100)
Purchase of convertible note hedges	—	(100)
Proceeds from issuance of warrants	—	70
Finance lease payment	(2)	—
Payment of debt issuance costs	(4)	(2)
Repurchase of common stock	(119)	—
Payment of dividends	(49)	—
Payment of withholding taxes on vesting of restricted stock units	(22)	(15)
Net cash, cash equivalents and restricted cash (used in) provided by financing activities	(272)	255
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	—	(1)
Change in cash, cash equivalents and restricted cash	(153)	186
Cash, cash equivalents and restricted cash, beginning of period	803	992
Cash, cash equivalents and restricted cash, end of period	$650	$1,178

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2022 ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK
(In millions, except per share amounts)

	Fiscal Year 2022 (low)	Fiscal Year 2022 (high)
Net income attributable to common shareholders	$317	$347
Provision for income taxes	126	136
Income before income taxes attributable to common shareholders	443	483
Certain items(1)	142	162
Adjusted pretax income **	585	645
Provision for income taxes	(161)	(176)
Adjusted net income attributable to common shareholders **	$424	$469
Earnings per share - Diluted(2)	$6.85	$7.49
Adjusted earnings per share - Diluted(2) **	$9.13	$10.09
Diluted shares(2)	47.0	47.0

(1) Certain items adjustment includes $120 to $140 million of anticipated transaction and integration costs and $22 million of anticipated purchase accounting adjustments.

(2) Earnings per share - Diluted and Adjusted earnings per share - Diluted increased from the previous guidance of $6.52 to $7.14 and $8.72 to $9.65, respectively, primarily from the impact of additional share repurchase activity through May 4, 2022.

2022 ADJUSTED EBITDA OUTLOOK
(In millions)

	Fiscal Year 2022 (low)	Fiscal Year 2022 (high)
Net income attributable to common shareholders	$317	$347
Interest expense	107	107
Provision for income taxes	126	136
Depreciation and amortization	127	127
Share-based compensation	41	41
Certain items(1)	142	162
Adjusted EBITDA **	$860	$920

(1) Certain items adjustment includes $120 to $140 million of anticipated transaction and integration costs and $22 million of anticipated purchase accounting adjustments.

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2022 ADJUSTED FREE CASH FLOW OUTLOOK
(In millions)

	Fiscal Year 2022 (low)	Fiscal Year 2022 (high)
Net cash, cash equivalents and restricted cash provided by operating activities	$300	$309
Capital expenditures for property and equipment (excluding inventory)	(75)	(85)
Borrowings from securitization transactions	859	894
Repayment of debt related to securitizations	(684)	(699)
Free cash flow **	400	419
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable(1)	82	128
Certain items(2)	92	108
Change in restricted cash	(14)	(15)
Adjusted free cash flow **	$560	$640

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable between the 2021 and 2022 year ends.

(2) Certain items adjustment includes the after-tax impact of anticipated transaction and integration costs.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Consolidated contract sales
	2022	$394
	2021	$226	$362	$380	$406	$1,374
	2020	$306	$30	$140	$178	$654

VPG
	2022	$4,706
	2021	$4,644	$4,304	$4,300	$4,305	$4,356
	2020	$3,680	$3,717	$3,904	$3,826	$3,767

Tours
	2022	78,505
	2021	45,871	79,900	84,098	89,495	299,364
	2020	79,131	6,216	33,170	44,161	162,678

Exchange & Third-Party Management
Total active members (000's)(1)
	2022	1,606
	2021	1,479	1,321	1,313	1,296	1,296
	2020	1,636	1,571	1,536	1,518	1,518

Average revenue per member(1)
	2022	$44.33
	2021	$47.13	$46.36	$42.95	$42.93	$179.48
	2020	$41.37	$30.17	$36.76	$36.62	$144.97

(1) Includes members at the end of each period for the Interval International exchange network only.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income or loss attributable to common shareholders, earnings or loss per share or any other comparable operating measure prescribed by GAAP. In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do or may not calculate them at all, limiting their usefulness as comparative measures.
Certain Items Excluded from Adjusted Net Income or Loss Attributable to Common Shareholders, Adjusted EBITDA, Adjusted Development Profit, and Adjusted Development Profit Margin.
We evaluate non-GAAP financial measures, including Adjusted pretax income or loss, Adjusted net income or loss attributable to common shareholders, Adjusted EBITDA, Adjusted EBITDA margin, Segment adjusted EBITDA, Segment adjusted EBITDA margin, Adjusted development profit, and Adjusted development profit margin, that exclude certain items in the three months ended March 31, 2022 and March 31, 2021, and believe these measures provide useful information to investors because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate the comparison of results from our on-going core operations before these items with results from other vacation ownership companies.
Adjusted Development Profit (Adjusted Sale of Vacation Ownership Products Net of Expenses) and Adjusted Development Profit Margin.
We evaluate Adjusted development profit (Adjusted sale of vacation ownership products, net of expenses) and Adjusted development profit margin as indicators of operating performance. Adjusted development profit margin is calculated by dividing Adjusted development profit by revenues from the Sale of vacation ownership products. Adjusted development profit and Adjusted development profit margin adjust Sale of vacation ownership products revenues for the impact of revenue reportability, include corresponding adjustments to Cost of vacation ownership products associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as itemized on A-6, as necessary. We evaluate Adjusted development profit and Adjusted development profit margin and believe they provide useful information to investors because they allow for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development profit and Development profit margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA, a financial measure that is not prescribed by GAAP, is defined as earnings, or net income or loss attributable to common shareholders, before interest expense (excluding consumer financing interest expense associated with term loan securitization transactions), income taxes, depreciation and amortization. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted EBITDA in the preceding pages, and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term loan securitization transactions because we consider it to be an operating expense of our business. We consider Adjusted EBITDA to be an indicator of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use Adjusted EBITDA, as do analysts, lenders, investors and others, because this measure excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We believe Adjusted EBITDA is useful as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Adjusted EBITDA also facilitates comparison by us, analysts, investors, and others, of results from our on-going core operations before the impact of these items with results from other vacation companies.
Adjusted EBITDA Margin and Segment Adjusted EBITDA Margin
We evaluate Adjusted EBITDA margin and Segment adjusted EBITDA margin as indicators of operating performance. Adjusted EBITDA margin represents Adjusted EBITDA divided by the Company’s total revenues less cost reimbursement revenues. Segment adjusted EBITDA margin represents Segment adjusted EBITDA divided by the applicable segment’s total revenues less cost reimbursement revenues. We evaluate Adjusted EBITDA margin and Segment adjusted EBITDA margin and believe it provides useful information to investors because it allows for period-over-period comparisons of our on-going core operations.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free cash flow and Adjusted free cash flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment and the borrowing and repayment activity related to our term loan securitizations, which cash can be used for, among other purposes, strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted free cash flow, which reflects additional adjustments to Free cash flow for the impact of transaction and integration charges, impact of borrowings available from the securitization of eligible vacation ownership notes receivable, and changes in restricted cash, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free cash flow and Adjusted free cash flow also facilitates management’s comparison of our results with our competitors’ results.